EXHIBIT 99.1

Berkshire Hills Bancorp Announces Partnership with AI Lending Platform Upstart

Berkshire Bank Will Offer AI Based Lending Solutions to Help More Consumers with their Financial Needs

BOSTON, October 18, 2021- Berkshire Hills Bancorp, Inc. (NYSE: BHLB), the parent company of Berkshire Bank, a socially responsible community-dedicated bank with branch locations in New England and New York, announced that the Bank has entered into a partnership with Upstart (NASDAQ: UPST), a leading artificial intelligence (AI) lending platform designed to improve access to affordable credit while reducing the risk and costs of lending.

Berkshire Bank will expand consumer lending options via a seamless, digital experience enabled by Upstart’s lending platform and the Upstart Referral Network.

“We are excited to enter this partnership with Upstart,” said Nitin Mhatre, CEO of Berkshire Bank. “With an exceptional all-digital personal loan experience, it will make credit more accessible and aligns with our focus on reaching more people in our communities while helping grow our consumer lending business. It’s also the first of many programs to result directly from the ‘digitize’ pillar within Berkshire’s Exciting Strategic Transformation (BEST) plan.”

Berkshire became an Upstart lending partner in August 2021 and will leverage Upstart’s AI lending platform for personal loans to make better and faster risk-based credit decisions and approve more creditworthy borrowers.

“This partnership will help Berkshire grow our consumer loan portfolio,” said Ellen Steinfeld, EVP, Head of Consumer Lending and Payments. “With the predictive underwriting models and lower fraud rates delivered by the Upstart AI-based lending platform, Berkshire can deliver more inclusive lending options that ensure our neighbors and communities continue to thrive while delivering an enhanced customer experience.”

Upstart partners with banks to deliver data-driven decisions through AI and enable broader distribution of lending options to borrowers of all backgrounds.

“We started on this journey because credit is not just a cornerstone of our economy but a fundamental ingredient in the lives of Americans,” said Dave Girouard, Chief Executive Officer and Co-Founder of Upstart.  “For hundreds of years, credit has represented opportunity and mobility for those seeking what’s next in their lives. Whether it’s to learn a new skill, relocate to a new city, start a new business, or buy a new home or car, the price of credit is the price of opportunity and mobility. It’s the price of what’s next.”

ABOUT BERKSHIRE HILLS BANCORP
Berkshire Hills Bancorp is the parent of Berkshire Bank, which is transforming what it means to bank its neighbors socially, humanly, and digitally to empower the financial potential of people, families, and businesses in its communities as it pursues its vision of being the leading socially responsible omnichannel community bank in the markets it serves. Berkshire Bank provides business and consumer banking, mortgage, wealth management, and investment services. Headquartered in Boston, Berkshire has approximately $11.7 billion in assets and operates 107 branch offices in New England and New York, and is a member of the Bloomberg Gender-Equality Index. To learn more, call 800-773-5601 or follow us on Facebook, Twitter, Instagram, and LinkedIn.

ABOUT UPSTART
Upstart (NASDAQ: UPST) is a leading AI lending platform partnering with banks and credit unions to expand access to affordable credit. By leveraging Upstart’s AI platform, Upstart-powered banks and credit unions can have higher approval rates and lower loss rates, while simultaneously delivering the exceptional digital-first lending experience their customers demand. More than two-thirds of Upstart loans are approved instantly and are fully automated. Upstart was founded by ex-Googlers in 2012 and is based in San Mateo, California and Columbus, Ohio.

FORWARD-LOOKING STATEMENTS
This document contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Accordingly, you should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Berkshire does not undertake any obligation to update forward-looking statements.
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Media Contact:
Marc DeNofio AVP, Public Relations Officer
Email: mdenofio@berkshirebank.com
Tel: (518) 322-5601

Upstart Media Contact:
Mike Nelson
Email: mike.nelson@upstart.com

Investor Relations Contacts:
Kevin Conn, SVP, Investor Relations & Corporate Development
Email: KAConn@berkshirebank.com
Tel: (617) 641-9206

David Gonci, Capital Markets Director
Email: dgonci@berkshirebank.com
Tel: (413) 281-1973